SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	February 20, 2007
Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Strategic Hotels & Resorts, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2007 (the “Original 8-K”) in order to report the final amounts of 2006 cash bonuses paid to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K). The amounts disclosed in the Original 8-K were subject to increase upon final calculation of the Company’s results of operations. Except as described herein, no other amendments are being made to the Original 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)           Based on the final calculation of the Company’s results of operations, the compensation awarded is set forth below:

Name and Title	2006 Cash Bonus	2006 Discretionary Bonus
Laurence Geller, President and Chief Executive Officer	$ 1,050,000(1)	$ —
James Mead, Executive Vice President and Chief Financial Officer	261,000	139,000(2)
Richard Moreau, Executive Vice President—Asset Management	177,000	—
Jayson Cyr, Senior Vice President and Controller	121,000	—
Paula Maggio, Vice President, Secretary and General Counsel	86,000	—

________________________

(1)

Pursuant to the Geller Employment Agreement, Mr. Geller is eligible for a cash bonus of $1,150,000 based on the achievement of specified levels of budgeted FFO per share, but has voluntarily reduced such bonus by $100,000.

(2)	This award will be paid in RSUs that will vest 100% on December 31, 2009 pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

March 16, 2007	By:	/s/ Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel

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